Exhibit 99.2

Consent of Evercore Group L.L.C.

June 23, 2017

The Board of Directors of

Straight Path Communications Inc.

5300 Hickory Park Drive, Suite 218

Glen Allen, VA 23059

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated May 11, 2017, to the Board of Directors of Straight Path Communications Inc. (“Straight Path”) as Annex C to, and the references thereto under the captions “Summary – Recommendation of the Straight Path Board; Straight Path’s Reasons for the Merger”, “Summary – Opinion of Straight Path’s Financial Advisor”, “Information About the Special Meeting – Recommendation of the Straight Path Board”, “The Merger – Background of the Merger”, “The Merger – Recommendation of the Straight Path Board; Straight Path’s Reasons for the Merger” and “Opinion of Straight Path’s Financial Advisor” in, the proxy statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S-4/A filed by Verizon Communications Inc. (“Verizon”) with the U.S. Securities and Exchange Commission (the “SEC”) on June 23, 2017 (the “Amended Registration Statement”) and relating to the proposed merger involving Straight Path and Verizon. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Amended Registration Statement and that our opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the Amended Registration Statement), proxy statement/prospectus or any other document, except in accordance with our prior written consent. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder, nor do we admit that we are experts with respect to any part of such Amended Registration Statement within the meaning of the term “expert” as used in the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Very truly yours, EVERCORE GROUP L.L.C.

By:	/s/ Justin A. Singh
Name:	Justin A. Singh
Title:	Managing Director